UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No.)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2026

AWAYSIS CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Lakeside Dr, Suite 100, Miramar, Florida 33027

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 795-3311

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Agreement.

As previously disclosed, on December 31, 2024, Awaysis Belize Ltd., a Belize corporation and wholly-owned subsidiary of Awaysis Capital, Inc. (the “Company”), or Awaysis Belize, acquired all of the stock and substantially all of the assets (the “Chial Reserve Assets”) of Chial Mountain Ltd., a Belize corporation, or Chial Mountain, pursuant to the terms and conditions of an Agreement of Purchase and Sale, dated December 31, 2024 and effective December 20, 2024, as amended (the “Asset Purchase Agreement”).

The aggregate estimated purchase price of the Chial Reserve Assets was $5,500,000 (contingent on appraisal), which was subsequently adjusted to approximately $4,465,415 based on a third-party appraisal of the property consisting of: (i) $2,400,000 in cash paid at closing; (ii) an approximately $465,415 (originally $1,500,000 but adjusted based on an appraisal of the property) (the “First Promissory Note”); and (iii) a $1,600,000 senior convertible promissory note dated December 20, 2024, between the Company and Michael Singh, as amended, bearing interest at 3.5% per annum and maturing on August 31, 2025 (the “Second Promissory Note”). The Company and Chial Mountain have previously amended the Asset Purchase Agreement and the First Promissory Note and Second Promissory Note several times to extend the maturity date set forth therein.

On November 29, 2025, the Company was granted a waiver of the impending maturity date. Following the waiver, the parties agreed to work in good faith to negotiate subsequent amendments.

Effective February 3, 2026, the Company and Chial Mountain entered into a subsequent Amendment to the Asset Purchase Agreement and to the First Promissory Note and Second Promissory Note (the “Amendment”), to, among other things, amend the maturity date of both promissory notes to the earlier of February 28, 2026 or the up-listing of the Company to the NYSE American.

The foregoing description of the Amendment is not complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, the Company borrowed an aggregate of $3,000,000 from BOS Investment Inc. (“BOS”), evidenced by a Secured Promissory Note (the “BOS Note”). The Company and BOS have previously amended the BOS Note several times to extend the maturity date set forth therein.

Effective February 3, 2026, the Company and BOS amended the Note to extend the maturity date of the BOS Note to November 28, 2026 (the “Fifth Amendment”).

The foregoing description of the Fifth Amendment is not complete, and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	Third Amendment to Agreement of Purchase and Sale and First Secured Promissory Note and Second Convertible Promissory Note, effective February 3, 2026.

10.2	Fifth Amendment to Secured Promissory Note, effective February 3, 2026, between Awaysis Capital, Inc. and BOS Investments Belize, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 17, 2026

AWAYSIS CAPITAL, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	Co-CEO and CFO